FOR IMMEDIATE RELEASE
---------------------



                   TANDYCRAFTS ANNOUNCES PASSING OF LONGTIME
                          BOARD MEMBER ROBERT SCHUTTS

FORT WORTH, Texas (January 5, 1999) - TANDYCRAFTS, INC. (NYSE: "TAC"), regretfully announced that Robert Schutts, 76, a longtime member of the Tandycrafts board of directors, passed away Tuesday, December 22 at his home after a courageous battle with cancer.

Mr. Schutts joined Tandycrafts board of directors in September 1975 and served as a director for 23 years. He served as an active member of several board committees during his distinguished tenure on the Tandycrafts board. He is survived by his wife of 53 years, Kathryn; three children and six grandchildren.

"Everyone at Tandycrafts is deeply saddened by the death of our good friend, Bob Schutts. Our sincerest sympathies and prayers go out to his family," said Michael Walsh, Tandycrafts President and CEO. "Bob provided tremendous leadership and direction to Tandycrafts' board over the past 23 years, and his contributions will be missed."

Tandycrafts, Inc. manufactures, distributes and/or retails products through four distinct product-related divisions: Frames and Wall Decor, Leather and Crafts, Office Supplies and Novelties and Promotional. The Company is headquartered in Fort Worth, Texas and its common stock is listed on the New York Stock Exchange under the ticker symbol "TAC".

                    For further information, please contact:
                      Michael J. Walsh, CEO (817) 551-9600